Exhibit 99.1

C.H. Robinson Business Segment Information for the Quarters Ended: (unaudited, $ in thousands)

North American Surface Transportation Net Revenues
	3/31/16	6/30/16	9/30/16	12/31/16
Truckload	$283,684	$291,140	$272,398	$261,065
Less than Truckload	$87,287	$95,103	$93,118	$90,629
Intermodal	$8,673	$8,290	$7,207	$7,138
Other	$4,154	$4,670	$5,350	$4,449

Total Net Revenues	$383,798	$399,203	$378,073	$363,281

North American Surface Transportation Net Revenues
	3/31/15	6/30/15	9/30/15	12/31/15
Truckload	$261,394	$295,033	$306,118	$299,801
Less than Truckload	$82,794	$88,397	$90,884	$86,260
Intermodal	$10,147	$10,904	$9,676	$8,476
Other	$3,674	$3,817	$3,800	$3,742

Total Net Revenues	$358,009	$398,151	$410,478	$398,279

Global Forwarding Net Revenues
	3/31/16	6/30/16	9/30/16	12/31/16
Ocean	$58,584	$60,014	$56,309	$69,270
Air	$17,400	$18,667	$18,075	$21,997
Customs	$10,721	$11,599	$12,318	$15,859
Other	$6,161	$6,944	$6,666	$6,953

Total Net Revenues	$92,866	$97,224	$93,368	$114,079

Global Forwarding Net Revenues
	3/31/15	6/30/15	9/30/15	12/31/15
Ocean	$50,025	$58,949	$58,296	$56,001
Air	$19,525	$18,283	$18,879	$16,626
Customs	$10,294	$10,971	$12,012	$10,679
Other	$6,489	$6,643	$5,610	$6,185

Total Net Revenues	$86,333	$94,846	$94,797	$89,491

C.H. Robinson Business Segment Information for the Quarters Ended: (unaudited, $ in thousands)

Robinson Fresh Revenues
	3/31/16	6/30/16	9/30/16	12/31/16
Transportation Total Revenues	$203,838	$241,959	$233,214	$225,452
Sourcing Total Revenues	$360,255	$418,245	$357,171	$303,997

Robinson Fresh Total Revenues	$564,093	$660,204	$590,385	$529,449

Truckload Net Revenues	$23,918	$24,006	$22,607	$20,485
Other Transportation Net Revenues	$4,998	$6,100	$4,611	$5,352

Transportation Net Revenues	$28,916	$30,106	$27,218	$25,837
Sourcing Net Revenues	$29,269	$37,714	$29,818	$25,916

Robinson Fresh Net Revenues	$58,185	$67,820	$57,036	$51,753

Robinson Fresh Revenues
	3/31/15	6/30/15	9/30/15	12/31/15
Transportation Total Revenues	$216,757	$258,058	$228,160	$206,161
Sourcing Total Revenues	$353,633	$414,366	$374,753	$343,552

Robinson Fresh Total Revenues	$570,390	$672,424	$602,913	$549,713

Truckload Net Revenues	$22,473	$25,939	$25,641	$25,061
Other Transportation Net Revenues	$3,110	$4,103	$3,786	$4,250

Transportation Net Revenues	$25,583	$30,042	$29,427	$29,311
Sourcing Net Revenues	$29,965	$35,670	$28,484	$26,852

Robinson Fresh Net Revenues	$55,548	$65,712	$57,911	$56,163

All Other and Corporate Net Revenues
	3/31/16	6/30/16	9/30/16	12/31/16
Managed Services	$14,579	$15,775	$16,680	$17,667
Other Surface Transportation	$13,907	$14,193	$13,305	$14,736

Total Net Revenues	$28,486	$29,968	$29,985	$32,403

All Other and Corporate Net Revenues
	3/31/15	6/30/15	9/30/15	12/31/15
Managed Services	$10,543	$12,168	$12,725	$13,309
Other Surface Transportation	$14,677	$13,141	$12,664	$13,535

Total Net Revenues	$25,220	$25,309	$25,389	$26,844